Exhibit 4.3
Specimen Unit Warrant Agreement

          REDEEMABLE COMMON STOCK UNIT PURCHASE WARRANT

Each Unit Offered @$14 per Unit
consists of:                                    ___________, 2004
   40 Class "A" Warrants and
   80 Class "B" Warrants.
 [280 Aggregate Common Shares On Conversion]

Units Purchased:___________


  THIS REDEEMABLE UNIT WARRANT REPRESENTS THE RIGHT TO PURCHASE
                  SHARES OF THE COMMON STOCK OF

                 UniPro Financial Services, Inc.
                 -------------------------------
                             Issuer

FOR VALUE RECEIVED, UniPro Financial Services, Inc., a Florida corporation (the "Issuer") promises to sell and deliver to ____________________________(the "Holder") the following stated
number of shares of the Common Stock of the Issuer, upon the payment by the Holder to the Issuer at the "Exercise Price", as herein defined, payable in U.S. funds accepted subject to collection.

a. ___________ Class "A" Common Stock Purchase Warrants - Each "A" Warrant is exercisable at any time prior to its termination, being the first anniversary of the Effective Date of the SB-2 Registration statement, and is convertible into One share of Common Stock upon payment of the Exercise Price of $5.00 per share.

b. ____________ Class "B" Common Stock Purchase Warrants - Each "B" Warrant is exercisable at any time prior to their termination three years from the Effective Date of the Offering and is convertible into Three shares of Common Stock upon payment of the Exercise Price of $6.25 per Share.


Redemption. The Class "A" Warrants and the Class "B" Warrants composing the Unit Warrant are individually and or jointly redeemable by the Issuer as provided herein.



                             NOTICE
This Unit Warrant, and the securities issuable upon its exercise (in whole or in part) have been sold to the Holder pursuant to the Form SB-2 Registration Statement filed with, and declared effective by the Securities and Exchange Commission. The Unit Warrant and or the underlying shares may be freely sold, transferred or otherwise disposed of while they are the subject of an effective registration statement, which the Company agrees to use its best efforts to keep current at all times during the unexpired term of this Unit Warrant. The Class "A" and the Class "B" Warrants are inseparable.


Registered Warrant Holder:

Name:     ________________________________

Address: ________________________________

         ______________________________

SS/Tax ID#: _____________________________


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  1.   Warrant Exercise. The Holder shall be entitled to purchase
       ----------------
up to the stated number of Common shares of the Issuer, at any time from the date of this Agreement, until the appropriate Expiration Date, hereinafter defined. To exercise this Unit Warrant, whether in whole or in part, the Holder shall tender payment in U.S. funds, to the Issuer for the Exercise Price per share, as hereinafter described, multiplied by the number of shares being purchased. A properly completed Form Of Exercise together with this Original Unit Warrant shall accompany the Holder's payment.
     1.1  Cashless Exercise: The underlying shares may be  issued
          -----------------
by the Issuer, in its discretion, on the basis of a Promissory Note, duly executed by the Holder; provided that the Holder shall simultaneously provide the Issuer with a duly executed Payment Instruction directing that upon the settlement date from the public sale of the shares the appropriate funds computed at the Exercise Price per share, be wired by the executing brokerage firm directly to the Issuer's bank account.
     1.2  Partial Exercise: If an exercise is for less  than  the
          ----------------
aforesaid total shares, this Unit Warrant shall automatically be adjusted to reflect the remaining balance, or at the Issuer's option, a revised Agreement may be issued.
  2. Exercise Price:
     --------------
     "A" Warrants. The Exercise Price for the conversion of the
     ------------
"A" Warrants shall be $5.00 per share.
     "B" Warrants. The Exercise Price for the conversion of the
     ------------
"B" Warrants   shall be $6.25 per share.
   3.  SEC Registration. The Warrants and their underlying shares
       ----------------
have been sold to the Holder pursuant to an SB-2 Registration Statement declared effective by the Securities and Exchange
Commission  on   ________________; as such the Warrants  and  the
shares are free from trading restrictions otherwise imposed under the Act. At any time prior to the expiration date if there is no effective SEC registration statement covering the underlying shares, shares issued on conversion of the Warrant will not be free from trading restrictions, and would only be qualified for resale pursuant to a valid exemption from registration at that time.
   4.  Inseparability of Warrants. The Class "A" and the Class "B"
       --------------------------
Warrants are inseparable except as to redemption by the Issuer, as hereinafter defined.
   5.  Stockholders Rights. Possession or ownership of this  Unit
       -------------------
Warrant, prior to any full or partial exercise, does not confer any voting or other shareholder rights on the Holder.
  6.   Anti-Dilution Provisions. The number of shares, which may be
       ------------------------
issuable hereunder, shall be proportionately decreased if a reverse stock split or other such reclassification is declared. The shares issuable hereunder shall be proportionately increased in the event that the Issuer causes to be issued more shares as a stock dividend, forward split or other such reclassification is declared. In the event that all shareholders are granted the right to purchase additional shares such event shall be treated as a stock dividend as relates to the Holders Anti-dilutive rights.
   7.  Successor  Corporation. All rights granted to  the  Holder
       ----------------------
hereof shall survive any merger, consolidation or other business combination of the Issuer with another "successor" entity. The Holder shall have the same anti-dilutive rights in such case, in the securities of the new entity.
   8.  Exercise  Price Adjustments. Upon the occurrence  of  each
       ---------------------------
event requiring an adjustment in the Exercise Price, or the number of underlying shares, the Issuer shall give prompt written notice, setting forth the computation used to arrive at the adjusted price or number of underlying shares. The Issuer's Chief Financial Officer or the Issuer's accountants shall make the computations. Such computations shall be conclusive and binding upon the Holder unless written objection is given to the Issuer, within fourteen days from the date of the Issuer's initial adjustment notice.
   9.  Dissolution Or Liquidation of the Issuer. In the event that
       ----------------------------------------
the Issuer is dissolved, or otherwise liquidates a substantial portion (i.e., 60% or more) of its assets with the intent to make
a   distribution  to  shareholders  of  the  proceeds   therefrom
(including the sale of assets of a wholly-owned subsidiary) the Holder shall be entitled, after proper exercise of the Warrants, in whole or in part, to participate in the distribution on the same terms and conditions as are all of the other shareholders. In such event, the Issuer shall give 30 days written notice to the Holder. Failure of the Holder to exercise within 30 days from the date of the Issuer's notice, shall cause all such rights in the Warrants to terminate. The Issuer may finalize the intended transaction but it may not make any shareholder distribution during the 30 day notice period.
 10.   Non-Adjustment Events. It is acknowledged and agreed that no
       ---------------------
price or quantity adjustments shall be required in the event that the Issuer issues additional shares of its common stock: a) upon the exercise of warrants or options granted previously to the date hereof; b) pursuant to any stock option plan or employee benefit plan; c) in exchange for good and valuable assets,
including  an  operating  entity;  or  d)  for  any  purpose   in
connection with debt or equity offerings.
  11.  Redemption. The Class "A" Warrants and or  the  Class  "B"
       ----------
Warrants composing the Unit Warrant are individually and or jointly redeemable by the Issuer at any time after at least twenty successive trading days during which the market "bid" price, if there is a public trading market for the shares of the Issuer, is at least 110% of the Exercise Price of the Class being redeemed. If only the Class "A" Warrants are noticed for redemption, the Class "B" Warrants shall survive and this Unit Warrant shall automatically be deemed adjusted accordingly. The redemption price shall be $0.005 per Class "A" and per Class "B" Warrants.
  12.  Available  Shares. The Issuer agrees to reserve  and  keep
       -----------------
available out of its authorized, and unissued capital shares, sufficient shares to cover the exercise of all of the shares covered by this Unit Warrant. Further, that upon issuance, such shares shall be validly issued, fully paid and non-assessable.


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 13.   Miscellaneous.
       -------------
   13.1  Loss  of  Unit  Warrant. In the event  of  the  loss  by
         -----------------------
destruction or mutilation of this Unit Warrant, upon request, the Issuer shall execute and deliver a new Warrant Agreement in exchange for and upon the surrender and cancellation of such mutilated or defaced Unit Warrant. If the Unit Warrant was lost or stolen, the Issuer may, at its option, as a condition to the execution and delivery of a new Unit Warrant, require that the Holder provide satisfactory indemnity to the Issuer. The Holder may be required to post a surety bond to protect the Issuer from conflicting claims.
  13.2 Record Owner. At the time this Unit Warrant is surrendered
       ------------
for exercise, together with the completed Form of Exercise and the monetary consideration required, the person so exercising shall be deemed to be the Holder of record, notwithstanding that the stock transfer books of the Issuer shall then be closed, or that certificates representing such securities shall not then be actually delivered to such person. In the event of a dispute regarding the ownership of the rights to exercise under this Unit Warrant, unless and until the Issuer has received a duly executed Assignment, with appropriate medallion signature guarantee, the Issuer shall recognize the record holder as the valid owner. No third party shall have any claim whatsoever against the Issuer in the absence of such properly executed Assignment.
  13.3 Fractional Shares. No fractional shares shall be  issued
       -----------------
under any circumstances. The Holder may elect to remit additional funds to obtain the next full share, or the Issuer may reimburse the Holder for such fractional amount. In no event shall the Issuer issue more shares than the maximum quantity indicated on the first page hereof.
  13.4 Notices.  All  notices required hereunder  shall  be  in
       -------
writing, delivered by certified, registered or express mail, return receipt requested, to the address of record of the party being noticed. All time periods to be determined under notice shall be so counted from the actual date of mailing.
  13.5 Best  Efforts. The Issuer shall use its best efforts  to
       -------------
keep  current its SB-2 registration covering the Warrant and  the underlying shares.
  13.6 Stock  Issuance  Taxes.  The  Issuer  shall  bear  full
       ----------------------
responsibility for payment of any federal or state stock issuance taxes which may be required.
  13.7 Entire Binding Agreement. This Unit Warrant represents the
       ------------------------
entire agreement between the parties. No change, alteration, or other modification hereof may be made except by a further written agreement, duly executed by the parties hereto. No oral agreement or understanding, express or implied, shall invalidate, empower or affect this written Agreement. By acceptance of this Unit Warrant, the Holder agrees to be bound by all of its terms and conditions.
  13.8 Expiration Date. Unless extended by the Board of Directors
       ---------------
of the Issuer, the Class "A" Warrants expire at the close of business on the first anniversary of the Effective Date of the Issuer's SB-2 Registration Statement pursuant to which the Unit Warrant was issued and sold. The Class "B" and the Unit Warrant expire at the close of business on the third anniversary of the Effective Date of the Issuer's initial SB-2 Registration Statement pursuant to which the Unit Warrant was issued and sold.
 13.9 Captions. The paragraph captions are for information
      --------
purposes only.
 13.10 Controlling Law. This Unit Warrant shall be governed  by
       ---------------
and  construed  in  accordance with the  laws  of  the  State  of
Florida.
IN WITNESS WHEREOF, the Issuer, by its duly authorized officers has executed this Unit Warrant as of the _____ day of ___________, 2004.

UniPro Financial Services, Inc.           ATTEST:

By:                                       By:
   --------------------------------          -------------------------------
   Harvey Judkowitz,  President              Paul M. Galant, Secretary

                         Election to Purchase
                         --------------------
To: UniPro Financial Services, Inc.
The Undersigned hereby irrevocably elects to exercise
  [   ]  All or  [   ] _____________________ of the
  [   ]  Class "A" Warrants
  [   ]  Class "B" Warrants
as evidenced by the Unit Warrant dated _________, 2004, and to purchase the shares of Common Stock issuable upon the exercise of said Warrants. Please issue the shares as follows:
____________________________________________      Taxpayer
I.D./SS#:________________________
(Name)
____________________________________________
__________________________________________________
(Address- if different from that on first page)
If the said number of Warrants shall not be all of the Warrants evidenced by the subject Unit Warrant, the Unit Warrant shall be appropriately noted and remain valid for the remaining balance of such Warrants. Payment of the aggregate exercise price in the amount of $__________ is made herewith, or the authorized Note Payable is duly executed and presented herewith.
Dated, _______________, 200__
Signature: ______________________________
Medallion Signature Guarantee:
____________________________________________
Required If Shares Are To Be Registered In A
Name Other Than The Named Warrant Holder


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